UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): December 22, 2016

ION Geophysical Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd, Suite 100

Houston, Texas 77042-2839

(Address of principal executive offices, including Zip Code)

(281) 933-3339
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 22, 2016, ION Geophysical Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Evercore Group L.L.C. (the “Agent”) pursuant to which the Company may issue and sell, from time to time, shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $20,000,000 (the “Shares”), through the Agent, in its capacity as either agent or principal for its own account.

Subject to the terms and conditions of the Agreement, the Agent will sell, on the Company’s behalf, the shares of common stock offered by the Company under the Agreement. The sales, if any, of the Shares under the Agreement may be made in sales deemed to be “at-the-market offerings,” as defined in Rule 415 under the Securities Act of 1933, as amended, including by sales made directly on or through the New York Stock Exchange or sales made to or through a market other than on an exchange at market prices prevailing at the time of sale, at prices related to prevailing market prices or negotiated prices. Under the terms of the Agreement, the Company may also sell Shares to the Agent, as principal for its own account, at a price agreed upon at the time of such sale. If the Company sells Shares to the Agent, as principal, the Company will enter into a separate terms agreement with the Agent, and it will describe this agreement in a separate prospectus supplement or pricing supplement. Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Company intends to use the net proceeds from this offering for general corporate purposes. Under the Agreement, the commission payable to the Agent for sales of Shares with respect to sales made by the Agent shall equal 2.0% of the gross sales price for such Shares. The Company has no obligation to sell any of the Shares under the Agreement and may at any time suspend offers and sale under the Agreement.

The Agreement may be terminated for any reason, at any time, by either the Company or the Agent, upon prior written notice. The Agreement contains customary representations, warranties and agreements of the Company and the Agent, indemnification rights and obligations of the parties.

The Shares will be issued pursuant to the Company’s shelf registration statement on Amendment No. 1 to Form S-3 (File No. 333-213769) and a prospectus supplement of the Company, filed with the Securities and Exchange Commission on November 23, 2016 and December 22, 2016, respectively.

The description of the Agreement included above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K.

A copy of the opinion of Locke Lord LLP relating to the validity of the Shares that may be issued pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, not shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01.    Other Events.

On December 22, 2016, the Company issued a press release announcing that it had established the “at-the-market” equity program as set forth in the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of December 22, 2016, by and between ION Geophysical Corporation and Evercore Group L.L.C.
5.1	Opinion of Locke Lord LLP
23.1	Consent of Locke Lord LLP (included in Exhibit 5.1 hereto)
99.1	Press release dated December 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016

ION GEOPHYSICAL CORPORATION

By:	/s/ Jamey S. Seely
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of December 22, 2016, by and between ION Geophysical Corporation and Evercore Group L.L.C.
5.1	Opinion of Locke Lord LLP
23.1	Consent of Locke Lord LLP (included in Exhibit 5.1 hereto)
99.1	Press release dated December 22, 2016